808 Wilshire Boulevard, 2nd Floor T: 310.255.7700 Santa Monica, California 90401F: 310.255.7702

FOR IMMEDIATE RELEASE
Mary Jensen, Vice President – Investor Relations 310.255.7751 or mjensen@douglasemmett.com

Douglas Emmett, Inc. Announces
2009 Fourth Quarter and Year-End Earnings Results
Reports FFO of $0.30 Per Diluted Share for the Quarter
and $1.27 Per Diluted Share for the Year

SANTA MONICA, CALIFORNIA – February 9, 2010 – Douglas Emmett, Inc. (NYSE:DEI), a real estate investment trust (REIT), today announced its 2009 fourth quarter and year-end financial results for the period ended December 31, 2009.

Financial Results
Funds From Operations (FFO) for the three months ended December 31, 2009 totaled $46.3 million, or $0.30 per diluted share, compared to $55.6 million, or $0.36 per diluted share, for the three months ended December 31, 2008.  For the year ended December 31, 2009, FFO totaled $198.1 million, or $1.27 per diluted share, compared to $211.7 million, or $1.36 per diluted share, for the year ended December 31, 2008.

The Company reported a GAAP net loss attributable to common stockholders of $8.9 million, or ($0.07) per diluted share, for the three months ended December 31, 2009, compared to a GAAP net loss attributable to common stockholders of $6.4 million, or ($0.05) per diluted share, for the three months ended December 31, 2008.  For the year ended December 31, 2009, the Company reported a GAAP net loss attributable to common stockholders of $27.1 million, or ($0.22) per diluted share, compared to $28.0 million, or ($0.23) per diluted share for the year ended December 31, 2008.

Same Property Net Operating Income (NOI) on a cash basis decreased 1.1% for the three months ended December 31, 2009 compared to the three months ended December 31, 2008.  Same Property NOI on a GAAP basis for the three months ended December 31, 2009 decreased 0.7% compared to the three months ended December 31, 2008.

Company Operations
Office:  During the fourth quarter of 2009, the Company signed 157 new and renewal leases totaling more than 715,000 square feet, compared to 575,000 square feet in the third quarter.  New leasing activity continued at a strong pace during the fourth quarter of 2009, entering into 58 new leases totaling approximately 192,000 square feet compared to the third quarter when we entered into 62 new leases aggregating approximately 214,000 square feet.  Both quarters are significantly higher than the quarterly average of 124,200 square feet signed in the first and second quarters of 2009.

As of December 31, 2009, the Company’s office portfolio was 91.7% leased and 90.6% occupied, compared to 91.8% leased and 90.7% occupied at September 30, 2009. This excludes the six properties acquired in March 2008 and owned by Douglas Emmett Fund X, the Company’s institutional fund.  As of December 31, 2009, the Company’s office portfolio, including the Fund X properties, was 90.3% leased and 89.0% occupied, compared to 90.4% leased and 89.2% occupied at September 30, 2009.  The occupied percentage represents the leased portion of the Company’s office portfolio less those leases where the rent commencement date has yet to occur.

Douglas Emmett Fund X was deconsolidated from the Company’s results at the end of February 2009.  Therefore, the Company’s financial statements reflect the results of the Fund X properties on a consolidated basis for the period from March 2008 (when the Company acquired the properties) through February 2009 and on an unconsolidated basis for the remainder of the 2009 year.

If the results of the Fund X properties were reflected on an unconsolidated basis in all applicable periods, total office revenues for the Company would have decreased to $122.4 million for the quarter ended December 31, 2009 from $122.6 million for the quarter ended December 31, 2008. Total office revenues for the year ended December 31, 2009 would have increased to $493.2 million from $491.6 million for the year ended December 31, 2008.

Same property office revenues, on a cash basis, decreased to $114.1 million in the fourth quarter of 2009 from $114.5 million in the fourth quarter of 2008.

Multifamily:  Same property multifamily revenues, on a cash basis, decreased to $16.1 million for the quarter ended December 31, 2009 from $16.6 million for the quarter ended December 31, 2008. Same property multifamily revenues, on a GAAP basis, decreased to $17.0 million for the quarter ended December 31, 2009 from $17.5 million for the quarter ended December 31, 2008.

As of December 31, 2009, the Company’s multifamily portfolio was 99.0% leased compared to 99.4% leased at September 30, 2009.

Douglas Emmett, Inc. Announces 2009 Fourth Quarter & Year-End Earnings Results

Financings, Equity Repurchase and Cash Position
As previously announced, during the fourth quarter, the Company consummated the renewal of its revolving credit facility extending its maturity date to October 30, 2010.  The pricing and other terms and conditions remain the same as prior to the extension. The available proceeds under the credit facility are $350 million, of which there is zero drawn.  A second one-year extension option remains available to the Company, which would extend the maturity to October 30, 2011.  In addition, during the fourth quarter, the Company extended the maturity date of its $18 million Honolulu Club loan to March 1, 2011.  All of the terms and conditions of this loan remain the same as prior to the extension.

During 2009, the Company repurchased a total of 1,069,500 share equivalents for approximately $8.2 million, which represents an average cost of $7.68 per share.

At December 31, 2009, the Company had approximately $73 million in cash and cash equivalents on hand, an increase of approximately $64 million from the beginning of 2009.

Dividends
During the quarter, the Company’s Board of Directors declared a quarterly cash dividend of $0.10 per common share. The dividend was paid on January 15, 2010 to shareholders of record as of December 31, 2009. On an annualized basis, this represents a dividend of $0.40 per common share.

On January 13, 2010, the Company announced that none of the Company’s 2009 dividends will be classified as ordinary income or capital gains for United States federal income tax purposes.  100% of the Company’s 2009 dividends will be classified as a return of capital. Additional information on the taxability of Douglas Emmett’s Common Stock dividends can be found on the Investor Relations section of the Company website at www.douglasemmett.com.

Guidance
The Company is establishing its full year 2010 FFO guidance range of $1.19 - $1.25 per diluted share. This guidance excludes any impact from future acquisitions, dispositions, equity purchases, debt financings, recapitalizations, or similar matters.  Further, this also assumes that non-cash interest expense for 2010 relating to the Company’s pre-IPO interest rate swap contracts will approximate straight-line amortization and that one-month LIBOR will average 1.00% during the period from August 1, 2010 to December 31, 2010, the period following the expiration of $1.11 billion of interest rate swap contracts.

Conference Call and Webcast Information
A conference call to discuss the Company’s 2009 fourth quarter and year-end financial results is scheduled for Wednesday, February 10, 2010 at 2:00 pm Eastern Time or 11:00 am Pacific Time.  Interested parties can access the live call or the replay via the:

•	Internet: Go to www.douglasemmett.com at least fifteen minutes prior to the start time of the call in order to register, download and install any necessary audio software; or
•	Phone: 877-298-7945 (U.S./Canada) or 706-758-2996 (International) – conference ID #49868811.

A replay of the live call will be available for 90 days on the Company’s website, at www.douglasemmett.com. Alternatively, a digital replay will be available at approximately 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time, on Wednesday, February 10, 2010 through Wednesday, February 17, 2010 using 800-642-1687 (U.S./Canada), or 706-645-9291 (International) and conference ID #49868811.

Supplemental Information
Supplemental financial information for the Company’s 2009 fourth quarter and year-end financial results can be accessed on the Company’s website under the Investor Relations section at www.douglasemmett.com.

About Douglas Emmett, Inc.
Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in premier submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities. The Company maintains a website at www.douglasemmett.com.

Safe Harbor Statement
Except for the historical facts, the statements in this press release are forward-looking statements based on our beliefs about and assumptions made by and information currently available to us about known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, investors should use caution in relying on forward-looking statements to anticipate future results or trends.  For a discussion of some of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

--tables follow--

Douglas Emmett, Inc. Announces 2009 Fourth Quarter & Year-End Earnings Results

Douglas Emmett, Inc.
Consolidated Balance Sheets
(unaudited and in thousands)

	December 31, 2009	December 31, 2008
Assets
Investment in real estate:
Land	$835,407	$900,213
Buildings and improvements	5,017,569	5,528,567
Tenant improvements and lease intangibles	534,084	552,536
Investment in real estate, gross	6,387,060	6,981,316
Less: accumulated depreciation	(688,893)	(490,125)
Investment in real estate, net	5,698,167	6,491,191

Cash and cash equivalents	72,740	8,655
Tenant receivables, net	1,841	2,427
Deferred rent receivables, net	40,395	33,039
Interest rate contracts	108,027	176,255
Acquired lease intangible assets, net	11,691	18,163
Investment in unconsolidated real estate fund	97,127	―
Other assets	29,944	31,304
Total assets	$6,059,932	$6,761,034

Liabilities
Secured notes payable	$3,258,000	$3,672,300
Unamortized non-cash debt premium	15,459	20,485
Interest rate contracts	237,194	407,492
Accrued interest payable	26,263	22,982
Accounts payable and accrued expenses	46,630	46,463
Acquired lease intangible liabilities, net	139,340	195,036
Security deposits	32,501	35,890
Dividends payable	12,160	22,856
Other liabilities	―	57,316
Total liabilities	3,767,547	4,480,820

Equity
Douglas Emmett, Inc. stockholders’ equity:
Common stock	1,216	1,219
Additional paid-in capital	2,290,419	2,284,429
Accumulated other comprehensive income (loss)	(186,255)	(274,111)
Accumulated deficit	(312,017)	(236,348)
Total Douglas Emmett, Inc. stockholders’ equity	1,793,363	1,775,189
Noncontrolling interests	499,022	505,025
Total equity	2,292,385	2,280,214
Total liabilities and equity	$6,059,932	$6,761,034

Douglas Emmett, Inc. Announces 2009 Fourth Quarter & Year-End Earnings Results

Douglas Emmett, Inc.
Consolidated Statements of Operations
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009(1)	2008(2)	2009(1)	2008(2)
Revenues:
Office rental:
Rental revenues	$98,898	$110,471	$406,117	$433,487
Tenant recoveries	8,248	9,869	31,407	32,392
Parking and other income	15,266	17,726	65,243	71,498
Total office revenues	122,412 (3)	138,066 (3)	502,767 (4)	537,377 (4)

Multifamily rental:
Rental revenues	15,953	16,380	64,127	66,510
Parking and other income	1,056	1,124	4,166	4,207
Total multifamily revenues	17,009	17,504	68,293	70,717
Total revenues	139,421	155,570	571,060	608,094
Operating Expenses:
Office expenses	38,602 (5)	44,200 (5)	154,270 (6)	166,124 (6)
Multifamily expenses	4,562	4,191	17,925	17,079
General and administrative	5,992	6,389	23,887	22,646
Depreciation and amortization	54,288	63,793	226,620	248,011
Total operating expenses	103,444	118,573	422,702	453,860
Operating income	35,977	36,997	148,358	154,234
Gain on disposition of interest in unconsolidated real estate fund	―	―	5,573	―
Other income (loss)	439	3,091	(12)	3,580
Loss, including depreciation, from unconsolidated real estate fund	(2,050)	―	(3,279)	―
Interest expense	(45,643)	(48,147)	(184,797)	(193,727)
Net loss	(11,277)	(8,059)	(34,157)	(35,913)
Less: Net loss attributable to noncontrolling interests	2,368	1,690	7,093	7,920
Net loss attributable to common stockholders	$(8,909)	$(6,369)	$(27,064)	$(27,993)
Net loss per common share – basic and diluted(7)	$(0.07)	$(0.05)	$(0.22)	$(0.23)
Weighted average shares of common stock outstanding – basic and diluted(7)	121,568	121,777	121,553	120,726

(1)
Douglas Emmett Fund X, LLC (Fund X) was deconsolidated from our financial statements as of the end of February 2009 and is presented on an unconsolidated basis beginning March 2009.  As a result, the consolidated operating results of Douglas Emmett, Inc. for 2009 presented above reflect the impact of the properties owned by Fund X only for the months of January and February 2009 on a consolidated basis.

(2)
The properties currently owned by Fund X were acquired by us at the end of March 2008.  As such, our consolidated operating results reflect the impact of the properties now owned by Fund X for the period from March 26, 2008 through December 31, 2008.

(3)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire fourth quarter of 2008, total office revenues for the fourth quarter of 2008 would have been $122,612 (after subtracting office revenues attributable to the properties contributed to Fund X of $15,454) in comparison to the total office revenues of $122,412 for the fourth quarter of 2009 shown above.

(4)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during 2008 following our acquisition of the properties and for all of 2009, total office revenues would have been $491,567 for 2008 (after subtracting office revenues attributable to the properties contributed to Fund X of $45,810) in comparison to total office revenues of $493,191 for 2009 (after subtracting office revenues attributable to the properties contributed to Fund X of $9,576).

(5)
If the properties contributed to Fund X had been an unconsolidated equity investment for the entire fourth quarter of 2008, total office expenses for the fourth quarter of 2008 would have been $38,949 (after subtracting office expenses attributable to the properties contributed to Fund X of $5,251) in comparison to the total office expenses of $38,602 for the fourth quarter of 2009 shown above.

(6)
If the properties contributed to Fund X had been an unconsolidated equity investment for the period during 2008 following our acquisition of the properties and for all of 2009, total office expenses would have been $150,423 for 2008 (after subtracting office expenses attributable to the properties contributed to Fund X of $15,701) in comparison to total office expenses of $151,572 for 2009 (after subtracting office expenses attributable to the properties contributed to Fund X of $2,698).

(7)
Diluted shares are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units and vested LTIP units (Long-Term Incentive Plan units that are limited partnership units in our operating partnership), which are included in the non-GAAP calculation of fully diluted shares on the following page of this release.

Douglas Emmett, Inc. Announces 2009 Fourth Quarter & Year-End Earnings Results

Douglas Emmett, Inc.
FFO Reconciliation
(unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Funds From Operations (FFO) (1)
Net loss attributable to common stockholders	$(8,909)	$(6,369)	$(27,064)	$(27,993)
Depreciation and amortization of real estate assets	54,288	63,793	226,620	248,011
Net loss attributable to noncontrolling interests	(2,368)	(1,690)	(7,093)	(7,920)
Loss on asset disposition	―	―	―	65
Gain on disposition of interest in unconsolidated real estate fund	―	―	(5,573)	―
Less: adjustments attributable to consolidated joint venture and unconsolidated investment in real estate fund	3,249	(157)	11,183	(470)
FFO	$46,260	$55,577	$198,073	$211,693

Weighted average share equivalents outstanding - fully diluted	155,657	156,062	155,561	156,172
FFO per share - fully diluted	$0.30	$0.36	$1.27	1.36

(1)
We calculate funds from operations before noncontrolling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

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Douglas Emmett, Inc. Announces 2009 Fourth Quarter & Year-End Earnings Results

Douglas Emmett, Inc.
Same Property Statistical and Financial Data
(unaudited and in thousands, except statistics)

	As of December 31,
	2009	2008
Same Property Office Statistics
Number of properties	49	49
Rentable square feet	11,889,282	11,888,907
% leased	91.7%	94.0%
% occupied	90.6%	93.3%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
% leased	99.0%	99.1%

	Three Months Ended December 31,
	2009	2008	% Favorable (Unfavorable)
Same Property Net Operating Income – GAAP Basis (1)(3)
Total office revenues	$122,412	$122,612	(0.2)%
Total multifamily revenues	17,009	17,504	(2.8)
Total revenues	139,421	140,116	(0.5)

Total office expense	(38,602)	(38,949)	0.9
Total multifamily expense	(4,562)	(4,191)	(8.9)
Total property expense	(43,164)	(43,140)	(0.1)

Same Property NOI - GAAP basis	$96,257	$96,976	(0.7)%

Same Property Net Operating Income - Cash Basis(1)(2)(3)
Total office revenues	$114,053	$114,503	(0.4)%
Total multifamily revenues	16,129	16,621	(3.0)
Total revenues	130,182	131,124	(0.7)

Total office expense	(38,648)	(38,994)	0.9
Total multifamily expense	(4,562)	(4,191)	(8.9)
Total property expense	(43,210)	(43,185)	(0.1)

Same Property NOI - cash basis	$86,972	$87,939	(1.1)%

NOTE:  See below for a description of same property, cash basis and NOI.

Douglas Emmett, Inc. Announces 2009 Fourth Quarter & Year-End Earnings Results

Douglas Emmett, Inc.
Reconciliation of Same Property NOI to GAAP Net Income (Loss)
(unaudited and in thousands)

	Three Months Ended December 31,
	2009	2008
Same property office revenues - cash basis (1)(2)	$114,053	$114,503
GAAP adjustments	8,359	8,109
Same property office revenues - GAAP basis	122,412	122,612
Same property multifamily revenues - cash basis	16,129	16,621
GAAP adjustments	880	883
Same property multifamily revenues - GAAP basis	17,009	17,504
Same property revenues - GAAP basis	139,421	140,116
Same property office expenses - cash basis	(38,648)	(38,994)
GAAP adjustments	46	45
Same property office expenses - GAAP basis	(38,602)	(38,949)
Same property multifamily expenses - cash basis	(4,562)	(4,191)
GAAP adjustments	―	―
Same property multifamily expenses - GAAP basis	(4,562)	(4,191)
Same property expenses - GAAP basis	(43,164)	(43,140)
Same property Net Operating Income (NOI) (3)- GAAP basis	96,257	96,976
Non-comparable office revenues	―	15,454
Non-comparable office expenses	―	(5,251)
Total property NOI - GAAP basis	96,257	107,179
General and administrative expenses	(5,992)	(6,389)
Depreciation and amortization	(54,288)	(63,793)
Operating income	35,977	36,997
Other income	439	3,091
Loss, including depreciation, from unconsolidated real estate fund	(2,050)	―
Interest expense	(45,643)	(48,147)
Net loss	(11,277)	(8,059)
Less: Net loss attributable to noncontrolling interests	2,368	1,690
Net loss attributable to common stockholders	$(8,909)	$(6,369)

(1)
To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as “same properties”.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold or unconsolidated before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

(2)
NOI (as defined in the next footnote) includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as “GAAP basis.”  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

(3)
Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  Although NOI is considered a non-GAAP measure, we present NOI on a “GAAP basis” by using property revenues and expenses calculated in accordance with GAAP.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, noncontrolling interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP.

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